UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of Earliest Event Reported):  September 6, 2006

Cornerstone Ministries Investments, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32165	58-2232313
(State of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

2450 Atlanta Highway, Suite 904, Cumming, Georgia  30040

(Address of Principal Executive Offices, including Zip Code)

(678) 455-1100

(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CMI - 8-K re director  officer resignations_appointments.DOC

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The following changes to the composition of the board of directors and management team of Cornerstone Ministries Investments, Inc. (the “Company”) have been made effective:

Resignation of Glen Trematore

Glen Trematore resigned from the board of directors of Company effective September 6, 2006 for personal reasons.

Appointment of Royce M. Cox

Effective as of September 6, 2006, the Company’s board elected Royce M. Cox as a director to fill the vacancy created by Mr. Trematore’s resignation.  There are no arrangements or understandings between Mr. Cox and any other person pursuant to which he was elected.  No determination has been made at this time as to the board committees, if any, to which Mr. Cox may be named.  There are no transactions involving either Mr. Cox or his immediate family members, on the one hand, and the Company or any subsidiary, on the other hand, that would require disclosure under Item 404(a) of Regulation S-B.

Resignation of Cecil A. Brooks

 Cecil A. Brooks resigned from the Company’s board of directors and from his positions as CEO and Co-President.  Both resignations were effective November 1, 2006 and were for personal reasons.  Mr. Brooks continues to serve as a director and as CEO of Cornerstone Capital Advisors Inc., which serves as the Company’s advisor.  In that capacity, Cornerstone Capital Advisors is responsible for identifying our loans and other investments.

Resignation of John T. Ottinger, Jr.

 John T. Ottinger, Jr. resigned from the Company’s board of directors and from his positions as Vice President, Chief Operating Officer, Secretary and Treasurer.  Both resignations were effective November 1, 2006 and were for personal reasons.  Mr. Ottinger continues to serve as a director and as Vice President of Cornerstone Capital Advisors.

Appointment of Jack Wehmiller as Chairman and Chief Executive Officer

The Company has elected Jack Wehmiller to serve as its Chairman and Chief Executive Officer effective November 1, 2006, thus filling the roles previously occupied by Mr. Brooks.  Mr. Wehmiller has served as a director of the Company since May 2004 and was elected co-president in 2006.  In January 2004, he joined the staff of Cornerstone Capital Advisors.

Mr. Wehmiller was employed in the securities industry since 1971, with 17 years in retail brokerage and the balance in sales and marketing for major mutual fund and variable annuity distributors.  From 1998 to 2000 he was regional vice president with ING Mutual Fund Management and ING Mutual Funds.  During 2001 and early 2002, he was an independent consultant and, from April 2002 through January 2004, he formed and worked for Wellstone Securities LLC.  Mr. Wehmiller is an ordained deacon at the First Baptist Church in Gainesville, Georgia.  He attended the University of South Florida and the Southwest School of Municipal Finance.

There are no transactions involving either Mr. Wehmiller or his immediate family members, on the one hand, and the Company or any subsidiary, on the other hand, that would require disclosure under Item 404(a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 3, 2006

CORNERSTONE MINISTRIES

INVESTMENTS, INC.

By:

       /s/ Jack Wehmiller

       President and CEO